UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION



                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of The
                 Securities Exchange Act of 1934 Date of Report
            (Date of earliest event reported): February 1, 2008


                         California Pizza Kitchen, Inc.
             (Exact name of registrant as specified in its charter)


    Delaware                         000-31149                   95-4040623
    --------                         ---------                   ----------

State or other jurisdiction of     (Commission                (IRS Employer
    incorporation)                  File Number)            Identification No.)

6053 West Century Boulevard, 11th Floor
    Los Angeles, California                         90045-6438
(Address of principal executive offices)             (Zip Code)

                                 (310) 342-5000

              (Registrant's telephone number, including area code)

                                 Not Applicable

     (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Amended Credit Facility
-----------------------

California Pizza Kitchen, Inc. (the "Company") entered into a Second Amendment to Amended and Restated Credit Agreement (the "Amendment") dated as of January 30, 2008 to amend the Amended and Restated Credit Agreement dated June 30, 2004 (the "Original Credit Agreement"), as amended by the First Amendment to the Original Credit Agreement dated as of June 19, 2006, between the Company and Bank of America, N.A ("Bank of America"), a copy of which is attached hereto as
Exhibit 10.1. Pursuant to the terms of the Amendment, the parties agreed to increase the Commitment (as defined in the First Amendment to the Original Credit Agreement) from $75,000,000 to $100,000,000, with no other material changes to the terms of the Original Credit Agreement. In order to satisfy conditions to effectiveness of the Amendment, (i) the Company executed a promissory note in the amount of $100,000,000 payable to Bank of America dated January 30, 2008, a copy of which is attached hereto as Exhibit 10.2; and (ii) CPK Management Company, a wholly-owned subsidiary of the Company, executed a Consent and Reaffirmation of Guaranty dated January 30, 2008, a copy of which is attached hereto as Exhibit 10.3.

In the event of a default by the Company under the Original Credit Agreement, as amended, Bank of America may terminate the Original Credit Agreement and declare the loans then outstanding, together with any accrued interest thereon and all fees and other obligations of the Company under such agreement, to be due and payable immediately.

Bank of America, as well as certain of its affiliates, have performed, and may in the future perform, for the Company and its subsidiaries, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received, and will receive, customary fees and expenses.

The above description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Stock Repurchase Program
------------------------

On January 31, 2008, the Company entered into an agreement with Bank of America, N.A. to repurchase $46.3 million of its common stock in an accelerated stock repurchase program ("ASR"). The repurchase agreement is under the Company's previously announced $50 million stock repurchase program authorized by its Board of Directors in August 2007. A portion of the availability under the credit facility, described above, will be used to fund the ASR. The complete text of the ASR agreement is attached hereto as Exhibit 10.4 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 under the caption Amended Credit Facility is hereby incorporated into Item 2.03 by reference.

Item 8.01  Other Events.

On February 1, 2008, the Company issued a press release announcing the events described above. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item  9.01 Financial Statements and Exhibits.

Exhibit No.                                 Description
----------------           ---------------------------------------------------

10.1 Second Amendment to Amended and Restated Credit Agreement, dated January 30, 2008

10.2 Promissory Note payable to Bank of America, N.A. by the Company, dated January 30, 2008
10.3 Consent and Reaffirmation of Guaranty by CPK Management, dated January 30, 2008
10.4 Accelerated Stock Repurchase Agreement, dated January 31, 2008, by and between the Company and Bank of America, N.A.
99.1                       Press release, dated February 1, 2008

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



February 1, 2008                    California Pizza Kitchen, Inc.
                                    a Delaware corporation

                                    By:      /s/ Richard L. Rosenfield
                                    --------------------------------------------
                                    Co-Chairman of the Board, Co-Chief Executive
                                    Officer, and Co-President

                                    By:      /s/ Larry S. Flax
                                    --------------------------------------------
                                    Co-Chairman of the Board, Co-Chief Executive
                                    Officer, and Co-President

EXHIBIT INDEX

Exhibit No.                                 Description
----------------           ---------------------------------------------------

10.1 Second Amendment to Amended and Restated Credit Agreement, dated January 30, 2008
10.2 Promissory Note payable to Bank of America, N.A. by the Company, dated January 30, 2008
10.3 Consent and Reaffirmation of Guaranty by CPK Management, dated January 30, 2008
10.4 Accelerated Stock Repurchase Agreement, dated January 31, 2008, by and between the Company and Bank of America, N.A.
99.1                       Press release, dated February 1, 2008